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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (filed pursuant to Rule 462(b)) of our reports dated August 1, 1997, except as to the reverse stock split described in Note 14, which is as of October 8, 1997 and July 2, 1996, relating to the financial statements of Bright Horizons, Inc. and GreenTree Child Care Services, Inc., respectively, which appear in the Registration Statement on Form S-1 filed on October 29, 1996 (File No. 333-14981). We also consent to the incorporation by reference of our report dated August 1, 1997 to the Financial Statement Schedule for the three years ended June 30, 1997 listed under Item 16(b) of such Registration Statement (File No. 333-14981) when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in our report dated August 1, 1997 also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Financial and Operating Data" in such Registration Statement. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial and Operating Data."

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Boston, Massachusetts
November 7, 1997